Exhibit 10.1

SECOND AMENDMENT

TO THE CLUBCORP, INC.

OMNIBUS STOCK PLAN

This Second Amendment to the ClubCorp, Inc. Omnibus Stock Plan (the “Amendment”) of ClubCorp, Inc., a Delaware corporation (the “Company”), is executed and delivered to be effective as of the 1st day of January, 2003, by the Company pursuant to the terms of Section 7.2 of the ClubCorp, Inc. Omnibus Stock Plan, as amended (the “Plan”).

RECITALS:

WHEREAS, the Company originally established the Plan as approved and ratified by the stockholders of the Company, effective February 10, 1998;

WHEREAS, on December 22, 2000, the Company transferred 1,379,501 shares authorized under the Company’s Executive Stock Option Plan (the “Executive Plan”), which shares were registered on Form S-8 Registration Statement No. 33-96568, to the Plan;

WHEREAS, the Plan was previously amended and restated effective as of January 1, 2001 and amended by the First Amendment to the ClubCorp, Inc. Omnibus Stock Plan, effective as of May 8, 2002;

WHEREAS, on February 28, 2002, the Company’s Board of Directors approved the increase in the numbers of shares authorized to be issued under the Plan by 436,861 shares;

WHEREAS, the Board of Directors of the Company has adopted this Amendment to the Plan by unanimous written consent in lieu of a special meeting of the Board of Directors dated August 13, 2003, to increase the total number of shares authorized to be issued under the Plan to reflect the total number of shares that the Board of Directors has authorized to be issued under the Plan pursuant to its past actions, to reflect the transfer of an additional 1,822,500 shares unused under the Executive Plan, from the Executive Plan to the Plan, and to increase the aggregate number of shares of Stock that may be issued to any single Eligible Individual in a calendar year under the Plan.

AGREEMENTS:

NOW, THEREFORE, pursuant to the authority of the Board of Directors of the Corporation under Section 7.2 of the Plan, the Plan is hereby amended as follows:

1. Increase in Authorized Shares. Section 2.1 of the Plan is hereby amended to delete the reference to “four million (4,000,000)” and substitute in lieu thereof “seven million six hundred thirty eight thousand eight hundred sixty two (7,638,862).”

2. Increase in Individual Limitations. Section 2.2 of the Plan is hereby amended to delete the reference to “five hundred thousand (500,000)” and substitute in lieu thereof “nine hundred twenty five thousand (925,000).”

3. Effective Date. This Amendment shall be effective as of the effective date hereof.

4. Defined Terms: Effect Upon Plan. All initially capitalized terms used without definition herein shall have the meanings set forth therefor in the Plan. Except as expressly amended hereby, the Plan shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment is executed and delivered as of the 15th day of August, 2003.

CLUBCORP, INC.

By:	/s/ Thomas T. Henslee

Name:	Thomas T. Henslee

Title:	Secretary